Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is executed as of April 25, 2019, by and among WHEELER REIT, L.P., a Virginia limited partnership, (the “Borrower”), the Guarantors, KeyBank National Association, a national banking association (“KeyBank”), as administrative agent for the lenders (“Agent”), and the lenders from time to time party thereto (“Lenders”).
RECITALS
A.The Borrower, the Guarantors, the Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of December 21, 2017 (as same has been amended or modified from time to time, the “Credit Agreement”); capitalized terms used but not defined in this Agreement shall have the meanings defined for those terms in the Credit Agreement.
B.The Borrower and the Guarantor have requested that the Lenders agree to modify and/or waive certain provisions of the Credit Agreement, and the Agent and the Lenders have agreed to do so, provided Borrower, the Guarantors, Agent and the Lenders agree to amend the Credit Agreement as set forth herein.
NOW, THEREFORE, Borrower, the Guarantors, Agent and the Lenders agree as follows:
AGREEMENT
1.General Amendments: Notwithstanding any term or condition of the Credit Agreement, the Borrower, the Guarantor, the Agent and the Lenders hereby agree as follows:
a.    From and after the date hereof, no further Loans will be advanced or Letters of Credit issued under the Credit Agreement; all principal payments made shall simultaneously reduce the commitments of the Lenders under the Credit Agreement on a pro rata basis by the amount of such principal payment.
b.    Upon the execution hereof, the Borrower shall make a principal payment in the amount of $1,000,000.00.
c.    Commencing May 1, 2019, in addition to all other required payments due under this Agreement and the Credit Agreement, the Borrower shall make a principal amortization payment of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) per month on the first business day of each month thereafter until the Loans are repaid in full.
d.     In addition to (and without limiting) the above-referenced payments, the Borrower shall pay to the Agent, to be applied in reduction of the outstanding Loan Exposure, the net proceeds of all capital events by the REIT, the Borrower or any of their Subsidiaries including, without limitation, all asset sales, refinancings and financings (secured, unsecured or otherwise), recapitalizations, equity issuances and other similar capital transactions (in each instance to the extent permitted under the Credit Agreement) consummated by the REIT, the Borrower or any Subsidiary thereof, with such which net proceeds being defined as the gross proceeds of such transaction less payment of all usual and customary closing costs incurred in closing such transactions and the repayment of any Indebtedness (if any) securing the subject asset(s) and, as to recapitalizations and equity issuances, after redemption or retirement of any Equity Interests being simultaneously redeemed or retired All such payments shall be due within one (1) business day of receipt of such proceeds by the REIT, the Borrower or such Subsidiary.
e.    On or before July 31, 2019, the outstanding principal balance of the Credit Agreement shall be reduced to an amount no greater than Twenty-Seven Million and No/100 Dollars ($27,000,000.00).
f.    On or prior to September 30, 2019, the outstanding principal balance of the Loan Exposure under the Credit Agreement shall be reduced to the lesser of (i) Seven Million Five Hundred Thousand and No/Dollars ($7,500,000.00) or (ii) a principal amount such that the Debt Yield would be equal to twelve (12) percent.
g.    Without limiting any of the terms and conditions of Section 3.6 of the Credit Agreement, provided the Borrower has strictly complied with all of the terms and conditions of this Agreement, the extension option provided under Section 3.6 shall remain available to the Borrower.
h.    Notwithstanding any provision of the Credit Agreement, including, without limitation, Section 5.4 thereof, any release of any Collateral Properties under the Credit Agreement shall be subject to the approval of, and satisfaction of such terms and conditions imposed by, the Agent in its sole discretion; notwithstanding the foregoing, provided no Default or Event of Default shall then be in existence, the Agent agrees to release the Collateral Property owned by (i) WHLR-LABURNUM SQUARE, LLC upon receipt of a principal payment equal to the greater of $7,550,000.00 or the net proceeds (after payment of usual and customary closing costs) from the refinancing of such Collateral Property, and (ii) WHLR-VILLAGE OF MARTINSVILLE, LLC upon receipt of a principal payment equal to the greater of $15,400,000.00 or the net proceeds (after payment of usual and customary closing costs) from the refinancing of such Collateral Property.
i.    From and the date hereof, the concept of and all references to “Borrowing Base Availability” shall be deemed deleted and of no further force and effect.
2.    Amendment to Credit Agreement. The Credit Agreement is hereby further specifically amended as follows:
a.    The definition of Applicable Margin is hereby amended by inserting the following new sentence at the end thereof:

Notwithstanding the foregoing, in the event the outstanding Loan Exposure shall exceed Eleven Million and No/100 Dollars ($11,000,000.00) at any time after August 31, 2019, the Applicable Margin shall thereafter at all times be equal to (a) 3.50% for LIBOR Rate Loans, and (b) 2.50 % for Base Rate Loans.
b.    Section 9.7 of the Credit Agreement is hereby deleted in its entirety and shall be replaced by the following:
9.7 Interest Coverage. The ratio of Adjusted Net Operating Income to interest paid and payable under this Agreement for the prior two quarters shall not be less than 1.30 to 1.0 at any date of determination, in each instance adjusted for, in a manner reasonably acceptable to the Agent, (a) the release of any Collateral Properties and the corresponding repayment of Loans in connection therewith, and (b) full Adjusted Net Operating Income from new tenants in place, operating and paying rent for a period of less than the full prior two quarter period.
3.    Fees. On or prior to the execution of this Agreement, Borrower shall pay to Agent all reasonable costs and expenses of the Agent in connection with the loan arrangement and this Agreement, including, without limitation, reasonable legal fees and expenses incurred by Agent.
4.    Waiver. By their execution hereof, the Agent and the Lenders hereby waive any Event of Default existing under the Credit Agreement as a result of the failure of the Borrower to reduce the Overadvance to $0 by March 31, 2019.
5.    Representations and Warranties. Borrower and each Guarantor represent and warrant to Agent that, as of the Effective Date (as defined below), except as disclosed in writing by Borrower to Agent on or prior to the date hereof and approved by the Agent in writing (which disclosures shall be deemed to amend the Schedules and other disclosures delivered as contemplated in the Credit Agreement), the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, except where any such representation and warranty is limited to a specific date prior to the Effective Date or where the failure would not have a Material Adverse Effect. As of the Effective Date and after giving effect to this Agreement, no Default or Event of Default is in existence.
6.    Further Assurances. Borrower and each Guarantor agrees to execute and deliver such other instruments and documents and take such other action, as the Agent may reasonably request, in connection with the transactions contemplated by this Agreement.
7.    GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.    Counterparts. This Agreement, which may be executed in multiple counterparts, constitutes the entire agreement of the parties regarding the matters contained herein and shall not be modified by any prior oral or written discussions. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging transmission (e.g. PDF by email) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement is a Loan Document. Borrower and the Guarantors hereby ratify, confirm and reaffirm all of the terms and conditions of the Credit Agreement, and each of the other Loan Documents, and further acknowledge and agree that all of the terms and conditions of the Credit Agreement shall remain in full force and effect except as expressly provided in this Agreement. Except where the context clearly requires otherwise, all references to the Credit Agreement in any other Loan Document shall be to the Credit Agreement as amended by this Agreement.
9.    Waiver/Release. Each Loan Party acknowledges and agrees that it has no claims, counterclaims, offsets, defenses or causes of action against the Agent or any Lender with respect to amounts outstanding and owing to the Agent and/or any of the Lenders under the Loan Documents. To the extent such claims, counterclaims, offsets, defenses and/or causes of actions that exist as of the date hereof, each Loan Party WAIVES same and RELEASES the Agent and the Lenders from any and all liability in connection therewith.
10.    Effective Date. The effective date (the “Effective Date”) of this Agreement is the date first written above.
[Signature Page to Follow]

IN WITNESS WHEREOF, each party has executed this Agreement under seal as of the day and year first above written.
BORROWER:

WHEELER REIT, L.P., a Virginia limited partnership

By:	WHEELER REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation, its general partner

By: /s/ David Kelly
Name: David Kelly
Title: President and CEO

WHEELER REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation

By: /s/ David Kelly
Name: David Kelly
Title: President and CEO

SUBSIDIARY GUARANTORS:

WHLR-DARIEN, LLC, a Delaware limited liability company

By:	Wheeler REIT, L.P., a Virginia limited partnership, its Sole Member

By:	Wheeler Real Estate Investment Trust, Inc., a Maryland corporation, its general partner

By: /s/ David Kelly
Name: David Kelly
Title: President and CEO

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

WHLR-DEVINE STREET, LLC, a Delaware limited liability company

By:	Wheeler REIT, L.P., a Virginia limited partnership, its Sole Member

By:	Wheeler Real Estate Investment Trust, Inc., a Maryland corporation, its general partner

By: /s/ David Kelly
Name: David Kelly
Title: President and CEO

WHLR-LAKE MURRAY, LLC, a Delaware limited liability company

By:	Wheeler REIT, L.P., a Virginia limited partnership, its Sole Member

By:	Wheeler Real Estate Investment Trust, Inc., a Maryland corporation, its general partner

By: /s/ David Kelly
Name: David Kelly
Title: President and CEO

WHLR-LITCHFIELD MARKET VILLAGE, LLC, a Delaware limited liability company

By:	Wheeler REIT, L.P., a Virginia limited partnership, its Sole Member

By:	Wheeler Real Estate Investment Trust, Inc., a Maryland corporation, its general partner

By: /s/ David Kelly
Name: David Kelly
Title: President and CEO

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

WHLR-MONCKS CORNER, LLC, a Delaware limited liability company

By:	Wheeler REIT, L.P., a Virginia limited partnership, its Sole Member

By:	Wheeler Real Estate Investment Trust, Inc., a Maryland corporation, its general partner

By: /s/ David Kelly
Name: David Kelly
Title: President and CEO

WHLR-SHOPPES AT MYRTLE PARK, LLC, a Delaware limited liability company

By:	Wheeler REIT, L.P., a Virginia limited partnership, its Sole Member

By:	Wheeler Real Estate Investment Trust, Inc., a Maryland corporation, its general partner

By: /s/ David Kelly
Name: David Kelly
Title: President and CEO

WHLR-SOUTH LAKE POINTE, LLC, a Delaware limited liability company

By:	Wheeler REIT, L.P., a Virginia limited partnership, its Sole Member

By:	Wheeler Real Estate Investment Trust, Inc., a Maryland corporation, its general partner

By: /s/ David Kelly
Name: David Kelly
Title: President and CEO

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

WHLR-ST. MATTHEWS, LLC, a Delaware limited liability company

By:	Wheeler REIT, L.P., a Virginia limited partnership, its Sole Member

By:	Wheeler Real Estate Investment Trust, Inc., a Maryland corporation, its general partner

By: /s/ David Kelly
Name: David Kelly
Title: President and CEO

WHLR-LABURNUM SQUARE, LLC, a Delaware limited liability company

By:	Wheeler REIT, L.P., a Virginia limited partnership, its Sole Member

By:	Wheeler Real Estate Investment Trust, Inc., a Maryland corporation, its general partner

By: /s/ David Kelly
Name: David Kelly
Title: President and CEO

WHLR-VILLAGE OF MARTINSVILLE, LLC, a Delaware limited liability company

By:	Wheeler REIT, L.P., a Virginia limited partnership, its Sole Member

By:	Wheeler Real Estate Investment Trust, Inc., a Maryland corporation, its general partner

By: /s/ David Kelly
Name: David Kelly
Title: President and CEO

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

KEYBANK NATIONAL ASSOCIATION, as Agent and Lender
By:     /s/ Thomas Z. Schmitt
Name:    Thomas Z. Schmitt
Title:     Assistant Vice President

2466976.6